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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 4, 2004 relating to the financial statements, which appears in the 2003 Annual Report to Shareholders of Ameron International Corporation, which is incorporated by reference in Ameron International Corporation's Annual Report on Form 10-K for the year ended November 30, 2003. We also consent to the incorporation by reference of our report dated February 4, 2004 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California
April 15, 2004

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  Exhibit 23.1
  CONSENT OF INDEPENDENT ACCOUNTANTS